UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2023

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 30, 2023, TFF Pharmaceuticals, Inc. (“Company”) received a notice from the Nasdaq Stock Market, LLC (“Nasdaq”) stating that the staff of the Nasdaq has determined that the Company will be eligible for an additional 180 calendar day period to regain compliance with the minimum bid price requirement in Nasdaq listing Rule 5450(a)(1). As previously reported by the Company, on March 2, 2023, the Company received a notice (“Notice”) of delisting from the Nasdaq because the closing bid price of the Company’s common stock over the previous 30 consecutive trading-day period had fallen below $1.00 per share. Pursuant to the Notice and Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, the Company had an initial 180 days from the date of the Notice, or until August 29, 2023, to regain compliance with the minimum bid price requirement in Rule 5450(a)(1) by achieving a closing bid price for the Company’s common stock of at least $1.00 per share over a minimum of 10 consecutive business days. The Company now has until February 26, 2024, to regain compliance with the minimum bid price requirement in Nasdaq listing Rule 5450(a)(1). If the Company does not regain compliance with Rule 5450(a)(1) by achieving a closing bid price for the Company’s common stock of at least $1.00 per share over a minimum of 10 consecutive business days by February 26, 2024, the Nasdaq will commence suspension and delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: September 18, 2023	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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